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                                  EXHIBIT (5)

        Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of Shares
                   pursuant to the above Consulting Agreement
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                               November 22, 1999




Peachtree FiberOptics, Inc.
3300 PGA Boulevard, Suite 810
Palm Beach Gardens, FL 33410

         RE: REGISTRATION STATEMENT ON FORM S-8; PEACHTREE FIBEROPTICS,INC. (THE "COMPANY"); 778,666 SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by Peachtree FiberOptics, Inc. (the "Company") and the resale of an aggregate of 778,666 shares of Common Stock, par value $.01 per share (the "Common Stock") to be issued to Stephen Krause, James M. Schneider and Sidney Levine.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, and various agreements and to be provided to such persons, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.



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Peachtree FiberOptics, Inc.
November 22, 1999
Page 2

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                   Very truly yours,

                                   ATLAS, PEARLMAN, TROP & BORKSON, P.A.

JMS/bb